Exhibit 5.1

23 September 2002
Platinum Underwriters Holdings, Ltd. Clarendon House 2 Church Street Hamilton Bermuda	DIRECT LINE: E-MAIL: nmcave@cdp.bm OUR REF: MCX/hsb/324327 Doc. No.: corpdocs/44416

Dear Sirs,

Re:    Registration Statement on Form S-1

        We have acted as special legal counsel to Platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of Form S-1 Registration Statement Nos. #333-99019 and 333-00019, first filed with the United States Securities and Exchange Commission on 30 August 2002, (such Registration Statement as amended through the date hereof, herein referred to as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") related to the offering by the Company of Equity Security Units (the "Units") which represent (i) ownership interests guaranteed senior notes due 2007 of Platinum Underwriter's Finance, Inc., a Delaware corporation and (ii) purchase contracts (the "Purchase Contracts") to purchase the Company's common shares, par value US$0.01 per share (the "Common Shares").

        As such counsel, we have examined:

  a)
  the Registration Statement;

  b)
  a draft of the Purchase Contract Agreement to be entered into by JPMorgan Chase Bank and the Company dated 13 September 2002 (the "Purchase Contract Agreement");

  c)
  a draft of the form of the normal units certificate attached as exhibit A to the Purchase Contract Agreement; and,

  d)
  a draft of the form of the stripped units certificate attached as exhibit B to the Purchase Contract Agreement.

        The documents listed in items (b) through to (d) above are herein, sometimes collectively referred to as "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein, or attached as an exhibit or scheduled thereto, other than indicated in the above list of Documents).

        We have also examined originals, or copies certified or otherwise identified to our satisfaction, the Memorandum of Association and Bye-Laws of the Company as well as resolutions of the Company's Board of Directors (the "Resolutions"). We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of appropriate public officials and certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the genuineness and authenticity of all signatures and the legal capacity of natural persons, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where of a number of drafts of a document have been examined by us all changes there to have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein,

(d) the accuracy and completeness of all factual representations made in the documents reviewed by us, (e) that the Resolutions remain in full force and in fact have not been rescinded or amended, (f) the validity and binding effect under the laws of the State of New York, U.S.A., (the "Foreign Laws") of each of the documents reviewed by us which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (g) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to each of the documents reviewed by us to the non-exclusive jurisdiction of the courts of the United States Federal or New York State court, sitting in the Borough of Manhattan, The City of New York, New York, U.S.A., and, (h) that none of the parties to the Documents has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carry on of investment business in or from within Bermuda and that none of the parties to the Documents other the Company, will perform its obligations under the Documents in or from within Bermuda.

        This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Common Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose, nor quoted, nor referred to in any other public document, nor filed with any government agency or person without our prior written consent.

        On the basis of the foregoing, we are of the opinion that:

  1.
  when (a) the Registration Statement have become effective under the Securities Act, (b) a purchase contract agreement (the "Purchase Contract Agreement") relating to the Purchase Contracts and the Units substantially in the form filed as an exhibit to the Registration Statement has been duly authorized, executed and delivered by each of the parties thereto, and, (c) the Unit certificates have been duly executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, the Common Shares, when issued pursuant to the Purchase Contacts will be validly issued, fully paid and non-assessable (meaning that no further sums are payable with respect to the holding of such Common Shares now or in the future).

        We are members of the bar of Bermuda and we have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference made to us under the caption "Validity of Securities" in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. We also consent to Sullivan & Cromwell relying on this opinion for matters under Bermuda law with respect to this transaction.

Yours faithfully

/s/  CONYERS DILL & PEARMAN